ENERGY TRANSFER EQUITY
REPORTS FIRST QUARTER RESULTS

Dallas - May 8, 2013 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported financial results for the quarter ended March 31, 2013.
Distributable Cash Flow, as adjusted, for the three months ended March 31, 2013 was $178 million as compared to $131 million for the three months ended March 31, 2012, an increase of $47 million. ETE’s net income attributable to partners was $90 million for the three months ended March 31, 2013, as compared to $166 million for the three months ended March 31, 2012 which was impacted by a $1.06 billion gain as a result of the contribution of ETP’s Propane Business in January 2012.
The Partnership’s key accomplishments to date in 2013 include the following:

•	On April 30, 2013, ETE contributed its interest in ETP Holdco Corporation (“Holdco”) to Energy Transfer Partners, L.P. (“ETP”).

•
On April 30, 2013, Southern Union Company (“Southern Union”) contributed to Regency Energy Partners LP (“Regency”) all of the issued and outstanding membership interest in Southern Union Gathering Company, LLC, and its subsidiaries.

•
On May 6, 2013, the Partnership's subsidiaries, Sunoco Logistics Partners L.P. and Lone Star NGL LLC, announced that long-term, fee-based agreements have been executed with an anchor tenant to move forward with a liquefied petroleum gas (LPG) export/import project.

•
On April 1, 2013, ETE redeemed of all of its outstanding Series A Convertible Preferred Units from Regency GP Acquirer L.P. for cash consideration of $340, including a redemption premium of $40 million, million plus accrued interest.

The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday, May 9, 2013 to discuss its first quarter 2013 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow historically have derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 50.2 million of ETP’s common units and approximately 26.3 million of Regency’s common units. Subsequent to October 5, 2012, the Partnership’s cash flows also derived from its 60% interest in Holdco. On April 30, 2013, the Partnership contributed its 60% interest in Holdco to ETP in exchange for cash and additional ETP common units. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definition of Distributable Cash Flow also includes distributable cash flow related to Southern Union for the period from March 26, 2012 (Southern Union acquisition date) until Southern Union was contributed to Holdco on October 5,

2012, subsequent to which Distributable Cash Flow reflects dividends expected to be received from Holdco. The Partnership defines distributable cash flow for Southern Union as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, and non-cash impairment charges.

Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three months ended March 31, 2013 and 2012 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, plus the distributable cash flow related to Southern Union (as described in the definition of Distributable Cash Flow above), dividends expected to be received from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership’s cash expenditures for general and administrative costs and interest expense, excluding certain items, such as acquisition-related expenses. Due to the cash expenses that were incurred during the three months ended March 31, 2013 in connection with the Partnership’s merger and acquisition activities, Distributable Cash Flow, as adjusted, for the three months ended March 31, 2013 and 2012 is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income (loss) for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three months ended March 31, 2013 and 2012 for comparative purposes.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 99.7 million ETP common units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership which owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 47,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc. and a 70% interest in Lone Star NGL, LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns general partner , 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also owns a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Regency Energy Partners LP website at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil & refined product pipeline, terminalling, and acquisition & marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. web site at www.sunocologistics.com.

Contacts
Investor Relations:             Media Relations:
Energy Transfer             Vicki Granado
Brent Ratliff                Granado Communications Group
214-981-0700 (office)            214-599-8785 (office)
214-498-9272 (cell)

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ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$6,627	$5,597

PROPERTY, PLANT AND EQUIPMENT, net	28,640	28,284

NON-CURRENT ASSETS HELD FOR SALE	992	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,708	4,737
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	36	43
GOODWILL	6,414	6,434
INTANGIBLES ASSETS, net	2,266	2,291
OTHER NON-CURRENT ASSETS, net	457	533
Total assets	$50,140	$48,904

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$6,127	$5,845

NON-CURRENT LIABILITIES HELD FOR SALE	142	142
LONG-TERM DEBT, less current maturities	22,343	21,440
DEFERRED INCOME TAXES	3,625	3,566
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	170	162
SERIES A CONVERTIBLE PREFERRED UNITS	340	331
OTHER NON-CURRENT LIABILITIES	938	995

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	73	73

EQUITY:
Total partners’ capital	2,035	2,113
Noncontrolling interest	14,347	14,237
Total equity	16,382	16,350
Total liabilities and equity	$50,140	$48,904

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2013	2012
REVENUES	$11,179	$1,670
COSTS AND EXPENSES:
Cost of products sold	9,807	1,015
Operating expenses	349	170
Depreciation and amortization	312	154
Selling, general and administrative	180	147
Total costs and expenses	10,648	1,486
OPERATING INCOME	531	184
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(310)	(213)
Bridge loan related fees	—	(62)
Equity in earnings of unconsolidated affiliates	90	75
Gain on deconsolidation of Propane Business	—	1,056
Loss on extinguishment of debt	—	(115)
Gains on interest rate derivatives	6	27
Other, net	(19)	12
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	298	964
Income tax expense (benefit) from continuing operations	(2)	2
INCOME FROM CONTINUING OPERATIONS	300	962
Income (loss) from discontinued operations	22	(1)
NET INCOME	322	961
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	232	795
NET INCOME ATTRIBUTABLE TO PARTNERS	90	166
GENERAL PARTNER’S INTEREST IN NET INCOME	—	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$90	$165
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.27	$0.73
Diluted	$0.27	$0.73
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.32	$0.73
Diluted	$0.32	$0.73
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	279,959,091	226,730,477
Diluted	279,959,091	226,730,477

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular amounts in millions)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow and Distributable Cash Flow, as adjusted, of Energy Transfer Equity, L.P.

	Three Months Ended March 31,
	2013	2012
Cash distributions from ETP associated with: (1)
General partner interest	$5	$5
Incentive distribution rights	156	100
Limited partner interest	45	47
Total	206	152
IDR relinquishments	(31)	—
Total cash distributions from ETP	175	152
Cash distributions from Regency associated with: (2)
General partner interest	1	1
Incentive distribution rights	2	2
Limited partner interest	12	12
Total cash distributions from Regency	15	15

Cash distributions from Holdco	50	—
Total cash distributions from ETP, Regency and Holdco	240	167
Distributable cash flow attributable to Southern Union (including acquisition-related expenses) from March 26, 2012 through March 31, 2012 (3)	—	(46)
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(6)	(31)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(58)	(42)
Bridge financing costs	—	(62)
Distributable Cash Flow (Deficit)	176	(14)
Acquisition-related expenses (4)	2	145
Distributable Cash Flow, as adjusted	$178	$131

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$181	$175
Distributions to be paid to general partner	—	—
Total cash distributions to be paid to the partners of ETE (5)	$181	$175

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted” to GAAP “Net income”:
Net income attributable to partners	$90	$166
Equity in income related to investments in ETP, Regency and Holdco	(168)	(345)
Total cash distributions from ETP, Regency and Holdco	240	167
Amortization included in interest expense (excluding ETP and Regency)	5	1
Fair value adjustment of ETE Preferred Units	9	4
Other non-cash (excluding ETP, Regency and Holdco)	—	(7)
Distributable Cash Flow (Deficit)	176	(14)
Acquisition-related expenses (4)	2	145
Distributable Cash Flow, as adjusted	$178	$131

(1)
For the three months ended March 31, 2013, cash distributions expected to be received from ETP consist of cash distributions in respect of the quarter ended March 31, 2013 payable on May 15, 2013 to holders of record on May 6, 2013 and also take into consideration a reduction in incentive distributions of $31 million. For the three months ended March 31, 2012, cash distributions received from ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012.
For the three months ended March 31, 2013, cash distributions to be paid by ETP exclude distributions to be paid on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly acquired ETP common units will receive cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(2)
For the three months ended March 31, 2013, cash distributions expected to be received from Regency consist of cash distributions in respect of the quarter ended March 31, 2013 payable on May 15, 2013 to holders of record on May 6, 2013. For the three months ended March 31, 2012, cash distributions received from Regency consist of cash distributions paid on May 14, 2012 in respect of the quarter ended March 31, 2012.

(3)	Distributable cash flow attributable to Southern Union was calculated as follows:

Period from Acquisition (March 26, 2012) to March 31, 2012
Net loss	$(39)
Depreciation and amortization	5
Deferred income taxes	(12)
Distributable cash flow (deficit) attributable to Southern Union	(46)
Acquisition-related expenses recognized by Southern Union	53
Distributable cash flow, as adjusted, attributable to Southern Union	$7
Distributable cash flow attributable to Southern Union reflected above includes change in control payments of $68 million, offset by benefit plan curtailment gains of $15 million. The net amount of $53 million was added back to calculate ETE’s Distributable Cash Flow, as adjusted.

(4)
Transaction costs for the three months ended March 31, 2012 related to ETE’s acquisition of Southern Union consisted of $62 million bridge financing costs, $30 million of selling, general and administrative expenses incurred by ETE and $53 million of merger-related expenses that were incurred directly by Southern Union.

(5)
For the three months ended March 31, 2013, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended March 31, 2013 payable on May 17, 2013 to holders of record on May 6, 2013. For the three months ended March 31, 2012, cash distributions paid by ETE consist of cash distributions paid on May 18, 2012 in respect of the quarter ended March 31, 2012.

SUPPLEMENTAL INFORMATION
RESULTS OF OPERATIONS FOR HOLDCO
(Dollars in millions)
(unaudited)
The following is a summary of Holdco’s Adjusted EBITDA and Distributable Cash Flow:

	Three Months Ended March 31, 2013
	Southern Union	Sunoco	Other	Total
Reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$36	$49	$(20)	$65
Interest expense, net of interest capitalized	33	8	36	77
Income tax expense (benefit)	10	4	(14)	—
Depreciation and amortization	59	28	—	87
Equity in earnings of unconsolidated affiliates (a)	(1)	(29)	(2)	(32)
Adjusted EBITDA attributable to unconsolidated affiliates	1	30	2	33
LIFO valuation reserve	—	(38)	—	(38)
Other, net	20	(2)	—	18
Adjusted EBITDA	158	50	2	210
Adjusted EBITDA attributable to unconsolidated affiliates	(1)	(30)	(2)	(33)
Distributions from unconsolidated affiliates (a)	2	111	3	116
Interest expense, net of interest capitalized	(33)	(8)	(36)	(77)
Income tax (expense) benefit	(10)	(4)	14	—
Maintenance capital expenditures	(14)	(12)	—	(26)
Interest Income	—	1	—	1
Distributable Cash Flow (Deficit)	$102	$108	$(19)	$191

(a)
Amounts include earnings and distributions related to Holdco’s investment in ETP Class E Units and Sunoco’s investment in ETP Class F Units. Amounts related to the ETP Class E Units and ETP Class F Units are eliminated in ETE’s consolidated financial information.

The following is a summary of the impact from Holdco that was included in ETE’s Adjusted EBITDA by segment (after elimination of the intercompany amounts described in the footnotes above):

Three Months Ended March 31,
2013
Interstate transportation and storage	$125
Midstream	(6)
Retail marketing	37
All other	1
Total Adjusted EBITDA related to Holdco included in segments	157
Amounts related to ETP Class E and Class F Units	53
Holdco Adjusted EBITDA	$210